EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-03787, 333-03789, 333-64961, 333-96161, 333-42494, 333-69720, 333-100702, 333-101160, 333-110140, 333-125714 and 333-121720) of Southwestern Energy Company of our report dated February 24, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma
February 24, 2011